SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.

                               FORM 8-K/A

                             AMENDMENT NO. 1

                             CURRENT REPORT
                     Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    December 19, 1995


                          TSI INCORPORATED
         (Exact name of registrant as specified in its charter)

         Minnesota                   0-2958            41-0843524
   (State of other jurisdiction    (Commission        (IRS Employer
    of incorporation)              File Number)     Identification No.)

          500 Cardigan Road, St. Paul, Minnesota       55126
         (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (612) 483-0900


Item 2. Acquisition or Disposition of Assets

     Upon completion of the agreed upon analysis and establishment of the asset value of Aerometrics, Inc., the entity acquired by TSI Incorporated on October 6, 1995, management has determined that the filing of the report on Form 8-K was not required because the acquisition did not involve a "significant amount of assets" as that phrase is defined in Instruction 4 to
Item 2 of Form 8-K. Initially, management thought that the net book value of the assets acquired would exceed 10% of the total assets of TSI Incorporated and its consolidated subsidiaries, but that proved not to be the case. The total asset value of Aerometrics, Inc. as of the date of acquisition was $3,126,249. As of March 31, 1995, the close of TSI Incorporated's last fiscal year, total asset value was $32,167,199. Hence, the net book asset value of Aerometrics, Inc. was 9.7% of the total assets of TSI and its consolidated subsidiaries. Although the acquisition of Aerometrics, Inc. is not required to be reported on Form 8-K under Item 2, TSI deems it to be of importance to security holders and hereby amends it Form 8-K dated October 6, 1995 to report this acquisition under Item 5, other events.

Item 5. Other Events

     As stated under Item 2 of the October 6, 1995 Report on Form 8-K filed October 18, 1995:

     Item 2. Acquisition or Disposition of Assets.

     Pursuant to the Agreement and Plan of Merger, which is attached hereto as an exhibit, Registrant, effective October 1, 1995, acquired from the sole shareholder thereof all of the outstanding capital stock of Aerometrics, Inc., a California corporation.

     The consideration paid by Registrant for the purchase of the capital stock was a cash payment of $820,000 plus 146,789 unregistered shares of TSI Incorporated common stock. Registrant assumed long term debt of $455,000 owed by Aerometrics, Inc. to the sole shareholder which was paid at closing. Registrant has also agreed to pay an additional $250,000 pursuant to a five-year consulting and noncompetition agreement with the sole shareholder and has entered into an employment agreement with the sole shareholder.
The consideration paid was determined by arms-length negotiations between Registrant and the selling shareholder. No prior relationship existed between Registrant and Aerometrics, Inc. or their shareholders, directors, officers, and associates.

     For payment of the purchase price, Registrant applied its own accumulated funds. No loans or debt instruments were associated with this transaction but Registrant has lines of credit available to cover short term fluctuations in cash flow as may be required.

     Aerometrics, Inc. is a maker of instrumentation for flow and velocity measurements and particle measurements for fluid mechanics research applications. In its fiscal year ended December 31, 1994, sales were approximately $7.0 million.

     Registrant intends to continue operations of Aerometrics, Inc. in California with product lines being integrated with similar and complementary product lines manufactured by Registrant at its Shoreview location in Minnesota.

Item 7. Financial Statements and Exhibits

     Because the business acquisition described in answer to Item 5 above is not required to be described in answer to Item 2 of this Form, no financial statements of Aerometrics, Inc. are filed herewith, nor will any such financial statements be subsequently filed.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereto duly authorized.

                              TSI INCORPORATED



                              By   /s/LOWELL D. NYSTROM
                                   Lowell D. Nystrom
                                   Vice President & CFO